ENSERVCO Announces First Quarter Revenue Expected to Exceed $20 Million vs. $13.8 Million in the Same Quarter Last Year

Announces New Guidance Policy Designed to Provide Investors with More Transparency into Financial Results and Operating Highlights

DENVER, CO – March 28, 2018 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced a formal guidance policy designed to give investors better and more frequent insight into the Company’s financial results and operating highlights. Under the new policy, ENSERVCO will announce approximate revenue results soon after the end of each quarter. That announcement will be followed several weeks later by the customary news release and conference call detailing final quarterly and/or year-end results.

“ENSERVCO weathered the oil and gas industry downturn and delivered strong revenue growth in in 2017 as activity levels picked up in all our major basins and revenue in all core service areas grew by double digits,” said Ian Dickinson, President and CEO. “That momentum has continued and we are off to a strong start in the first quarter of 2018, when we expect total revenue to exceed $20.0 million compared to $13.8 million in the first quarter last year and $14.1 million the fourth quarter of 2017.

“We continue to achieve growth in all core service areas, including frac water heating, hot oiling, acidizing and our new water transfer business, where growth is accelerating,” Dickinson added. “In the second quarter, we expect to significantly reduce the outstanding balance on our revolving line of credit as part of our longer-term strategy to de-lever our business and free up cash flows to pursue additional accretive business opportunities. We look forward to updating investors on final first quarter results in early May.”

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, and water hauling. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2017, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include plans to announce preliminary revenue results on a quarterly basis, expectations for total revenue to exceed $20.0 million in the first quarter of 2018, and plans to significantly reduce the outstanding balance on the Company’s revolving line of credit in the second quarter and to de-lever the business and free up cash flows to pursue additional accretive business opportunities. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Direct: 303-880-9000

Email: jay@pfeifferhigh.com